                                    PRESS RELEASE for immediate distribution

PETER STAZZONE JOINS BEYOND COMMERCE BOARD OF DIRECTORS

Las Vegas, NV July 27, 2018 — The Board of Directors of Beyond Commerce, Inc. (OTCMKTS: BYOC) today announced the appointment of Peter M. Stazzone, as an independent director of the company, effective immediately.

Mr. Stazzone’s appointment expands the Board to two directors, one of whom is independent. He will be a member of each of the firm’s planned Compensation, Corporate Governance and Nominating, and Risk Committees.

“Peter is an accomplished business leader and an experienced board member in both the public and nonprofit sectors,” said George Pursglove, Chairman and Chief Executive Officer of Beyond Commerce.  “We are confident that he will add great value and transparencies to our Board of Directors and that Beyond Commerce will benefit from his insights, judgment and counsel.”

Mr. Stazzone was on the board of COMPTEL from 2013-2016, overseeing the audit committee and the non-profit Italian Association from 2013-present, performing the duties of Board Treasure. He is a graduate of DePaul University with a Master of Business Administration, Finance and received his undergraduate degree a Bachelor of Science, Accounting from the University of Illinois. He also is a member of the American Institute of Certified Public Accountants (AICPA)

Beyond Commerce, Inc.

Las Vegas, Nevada-based Beyond Commerce, Inc. is focused on the acquisition of “big data” companies in the B2B internet marketing analytics, technologies and related services space. The Company’s objective is to develop, acquire and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives.

Beyond Commerce Contact:

George Pursglove, CEO and Director

(702) 675-8022

george.pursglove@beyondcommerceinc.com

www.beyondcommerceinc.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “design,” “estimate,” “except,” “forecast,”  “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negatives or other tense of such terms and other similar expressions intended to identify forward-looking statements and similar expressions. We use forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Beyond Commerce, Inc.

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